Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AGREEMENT

This License Agreement, effective as of May 12, 2005 (the “Effective Date”), is by and among:

Angiotech Biomaterials Corp., a corporation organized and existing under the laws of Delaware, with principal offices at 2500 Faber Place, Palo Alto, CA, 94303 (“Biomaterials”);

Angiodevice International GmbH, a corporation organized and existing under the laws of Switzerland, with principal offices at Dammstrasse 19, Postfach, CH-6301 Zug, Switzerland (“Angiodevice”);

and,

Histogenics Corporation, a corporation organized and existing under the laws of Massachusetts, with principal offices at 100 Hospital Road, Malden, MA 02148 (“Histogenics”).

WITNESSETH

WHEREAS Angiodevice and Biomaterials (collectively, “Angiotech”) are under the indirect control of Angiotech Pharmaceuticals, Inc., (“Angiotech Parent”) and as such both are Affiliates (as defined below) of each other;

AND WHEREAS Angiotech owns certain domestic and foreign patents and patent applications, and has developed know-how, relating to the manufacture and use of CT3;

AND WHEREAS Histogenics desires to receive a license for the use of certain of such patents, patent applications and know-how, and Angiotech is willing, and has the right, to grant such a license to Histogenics;

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Angiodevice and Biomaterials and Histogenics (Angiotech and Histogenics shall be individually referred to as “Party” and collectively as “Parties”) hereby agree as follows:

1.	Definitions.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning as set forth below:

“Action” means any legal action or proceeding, or the filing of any counterclaim.

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“Affiliate” means any entity, natural or otherwise, that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Party. For purposes of this definition, “control” means (a) the direct or indirect ownership of at least fifty percent (50%) (or such maximum lesser percentage allowed to be owned by a foreign owner in a particular jurisdiction) of the outstanding voting securities of such entity, or (b) the ability to affect management control or possessing the decision making authority of such entity through whatever means.

“Agreement” means this License Agreement, together with all exhibits annexed hereto, as the same shall be modified and in effect from time to time.

“Angiotech Indemnitees” has the meaning ascribed to it in Section 7.3(a).

“Calendar Quarter” means each three (3) month period during the Term commencing on January 1, April 1, July 1 or October 1; provided that the first Calendar Quarter of the Term shall be deemed to have commenced on the Effective Date and may be shorter than a full Calendar Quarter.

“Calendar Year” means each twelve (12) month period during the Term commencing on January 1 and ending on December 31 of each year; provided that the first Calendar Year of the Term shall be deemed to have commenced on the Effective Date and may be shorter than a full Calendar Year.

“Clinical Data” means the results and analysis of data arising from the testing of a drug, device or a combination thereof in vitro, in vivo in non-human subjects and in vivo in human subjects, including safety and toxicity testing, or other pre-clinical testing, patient screening, patient enrollment, patient status, any communications with Regulatory Authorities, actions taken or modification in study design/conduct and summary of data collected on CRFs (Case Report Forms) either paper or electronic, interactions with a DSMB (data safety monitoring board) if applicable.

“Competitive Product” means, in a given country, (i) a drug or biologic approved for marketing or in Phase 3 clinical development, (ii) a 510(k), or foreign equivalent, device approved for marketing, or (iii) a PMA, or foreign equivalent, device approved for marketing or in pivotal study clinical development, other than an Eligible Product, that acts (or is being developed to act) for one or more target label indications substantially similar to one or more approved or target label indications for an Eligible Product.

“Confidential Information” means all information and data provided by the Parties to each other hereunder in written or other tangible medium whether or not marked as confidential or, if disclosed orally or displayed, identified as confidential at the time of disclosure, except any portion thereof which:

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(a) is known to the receiving Party, as evidenced by the receiving Party’s written records, before receipt thereof under this Agreement or any other agreement between the Parties providing for confidentiality;

(b) is disclosed to the receiving Party by a third person who is under no obligation of confidentiality to the disclosing Party hereunder with respect to such information and who otherwise has a right to make such disclosure;

(c) is or becomes generally known in the trade through no fault of the receiving Party;

(d) is independently developed by the receiving Party without reference to or reliance upon the Disclosing Party’s Confidential Information and by persons having no access thereto, as evidenced by the receiving Party’s written records; or

(e) is required to be disclosed by applicable statute, rule or regulation of any court or Regulatory Authority with competent jurisdiction; provided that the Party whose information is to be disclosed shall be notified as soon as possible and the Party that is being required to disclose such information shall, if requested by the Party whose information is to be disclosed, use reasonable good faith efforts, at the expense of the requesting Party, to assist in seeking a protective order (or equivalent) with respect to such disclosure or otherwise take reasonable steps to avoid making such disclosure.

Confidential Information of Angiotech includes, without limitation, Licensed Patent Rights that are not publicly available and the Technical Information.

“Control” or “Controlled” shall mean the legal authority or right of a Party hereto to grant a license or sublicense of intellectual property rights to another Party hereto, without breaching the terms of any agreement with a third party, infringing upon the intellectual property rights of a third party, or misappropriating or unlawfully disclosing the confidential, proprietary or trade secret information of a third party.

“CT3” means a ****.

“Diligence Date(s)” means one or more of the date(s) set out in Section 4.1 as the context requires.

“Dispute” shall have the meaning ascribed to it in Section 9.1.

“Dollars” or “$” means the lawful currency of the United States of America.

“Drug-Loaded Product” means the inclusion in CT3 of at least one nonliving ingredient for the primary purpose of producing a physiological, metabolic or biological effect in mammals.

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“Eligible Product” means a product that is made up of Histogenics Technology and CT3, but excluding any Drug-Loaded Product.

“FDA” means the United States Food and Drug Administration or any successor agency.

“Field” means repair of articular cartilage, ligament, meniscus and/or tendon damage, including related osteochrondal defects.

“First Commercial Sale” means the date of the first sale of an Eligible Product made by or on behalf of Histogenics in the normal course of business.

“Histogenics Indemnitees” has the meaning ascribed to it in Section 7.3(b).

“Histogenics License” has the meaning ascribed to it in Section 2.1.

“Histogenics Technology” means Histogenics’ intellectual property and know how as it currently exists and as that intellectual property and know how may develop.

“Improvements” means all improvements, variations, updates, modifications, and enhancements made to the Licensed Technology (including but not limited to the Manufacturing Technology and CT3) (i) by or on behalf of Histogenics prior to or during the Term or (ii) by or on behalf of Angiotech prior to or during the Term.

“Indemnified Party” has the meaning ascribed to it in Section 7.3(c).

“Indemnifying Party” has the meaning ascribed to it in Section 7.3(c).

“Licensed Patent Rights” means the patents and patent applications list on Exhibit A, together with all patent applications filed during the Term and Controlled by Angiotech that are related to the existing patents and patent applications set out in Exhibit A by way of any continuations, continuations-in-part, divisions or any substitute applications, any patent issued with respect to any such patent applications, any reissue, re-examination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, in each case only to the extent, however, that claims in any patent application filed during the Term are entirely supported in the specification and entitled to the priority date of the parent patent application in Exhibit A.

“Licensed Technology” means Licensed Patent Rights and Technical Information.

“Loss” has the meaning ascribed to it in Section 7.3(a).

“Manufacturing Technology” means all know-how, information, formulations, trade secrets, data and other proprietary information Controlled by Angiotech that are in existence as of the Effective Date and are necessary for the manufacture of CT3.

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“Net Sales” means, with respect to any Eligible Product, gross sales from the sale, rent, lease or otherwise making available of **** that contains an Eligible Product to end-user third parties by or on behalf of Histogenics and its Affiliates and their permitted sublicensees, less the following, to the extent they are separately invoiced and credited against, or deducted from, the invoiced amount:

(a) discounts, credits, rebates, allowances, adjustments, rejections, recalls and returns (in the amount of the credit provided to the customer), all as usual and customary in the business;

(b) freight, postage, transit insurance, and other transportation charges; and

(c) sales and use taxes, customs duties, and any other governmental tax or charge (except income taxes or taxes imposed on the right to do business) imposed on or at the time of the production, importation, use, or sale of such Eligible Products (if separately invoiced), including any value added taxes (VAT), as adjusted for reasonable and customary rebates and refunds.

“Person” means an individual, partnership, association, corporation, or personal representative.

“Regulatory Authority” means, with respect to any particular country, territory or union, the governmental authority, body, commission, agency or other instrumentality of such country, territory or union with the primary responsibility for the evaluation or approval of medical products before such medical product can be tested, marketed, promoted, distributed or sold in such country, territory or union including such governmental bodies that have jurisdiction over the pricing of such medical product. The term “Regulatory Authority” includes, but is not limited to the FDA, the European Agency for the Evaluation of Medicinal Products (EMEA), European Member State Competent Authorities and the Ministry of Health, Labour and Welfare (MHLW).

“Regulatory Approval” means any approvals, licenses, registrations or authorizations of any federal, state, provincial or local regulatory agency, department, bureau or other governmental entity necessary for the manufacture and sale of a product in a regulatory jurisdiction.

“Revenue Share” has the meaning ascribed to it in Section 3.2.

“Senior Staff at Angiotech” means individuals employed by Angiotech who are at or above the level of Senior Vice President.

“Technical Information” means all know-how, information, formulations, trade secrets, data and other proprietary information Controlled by Angiotech that are in existence as of the Effective Date and are necessary to for the use, sale or distribution of CT3 pursuant to this Agreement, plus the Manufacturing Technology, but excluding the Licensed Patent Rights; provided, however that any know-how, information, materials, formulations, trade secrets, data

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and other proprietary information (including Manufacturing Technology) disclosed by Angiotech to Histogenics pursuant to this Agreement shall continue to be Confidential Information of Angiotech.

“Term” has the meaning ascribed to it in Section 8.1.

“Territory” means worldwide.

“Warrants” has the meaning ascribed to it in Section 3.1.

“Warrant Agreement” means the Warrant Agreement between Angiodevice and Histogenics of even date herewith and attached hereto as Exhibit B.

2.	License Grant.

2.1 Grant. Subject to terms and conditions of this Agreement, Angiotech hereby grants to Histogenics, a non-exclusive right and license under the Licensed Technology solely to make, have Made, use, offer to sell, sell and import Eligible Products in the Field in the Territory (the “Histogenics License”).

2.2 Sublicensing. Histogenics shall not have any rights to sublicense the Histogenics License, except as consented to in writing by Angiotech in advance, with such consent not to be unreasonably withheld, conditioned or delayed. No granting of any sublicense by Histogenics shall relieve Histogenics from or diminish any obligation of Histogenics under this Agreement and Histogenics shall be responsible for the performance by its permitted sublicensees under such sublicense. Any sublicense granted by Histogenics under this Agreement shall be subject to the terms and conditions of this Agreement.

2.3 Histogenics Improvements. **** Histogenics shall notify Angiotech in writing of any such Improvements as soon as reasonably possible and will provide Angiotech with a description of the Improvements. ****

2.4 Manufacturing of CT3.

(a) Initial Supply. Angiotech hereby agrees to supply Histogenics with 1000 kits containing CT3 to be used by Histogenics for pre-clinical and clinical studies. These kits shall be supplied to Histogenics at ****.

(b) Manufacturing Transfer. The Parties agree that commencing upon the Effective Date of this Agreement, Angiotech shall facilitate the transfer of manufacturing of CT3 to Histogenics. The Parties shall cooperate to expedite transfer of the CT3 Manufacturing

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Technology from Angiotech to Histogenics and Angiotech agrees to make employees of appropriate skill and experience reasonably available to Histogenics to facilitate such transfer of Manufacturing Technology. Part of the transfer of CT3 manufacturing by Angiotech will be the transferring of knowledge concerning suppliers of CT3 raw materials, and assisting Histogenics with the negotiation of supply contracts as required. Angiotech and Histogenics will cooperate to minimize .the expenses associated with such transfer and to ensure that the transfer of the manufacturing is effectively coordinated. In no event will the transfer of manufacturing rights to Histogenics be deemed to prohibit Angiotech from manufacturing CT3, or from having CT3 manufactured, for its own purposes or for the purposes of other potential partners or customers.

(c) Manufacturing. Histogenics agrees that this License Agreement shall only permit Histogenics to manufacture CT3 for use by Histogenics in Eligible Products in the Field during the Term and to manufacture CT3 for Angiotech as provided for in Section 2.4(e). **** Technical Information, including Manufacturing Technology, is and shall remain the Confidential Information of Angiotech, and as such, shall be protected by Histogenics as provided for in Section 10.3.

(d) Costs. Except for costs to be borne by Angiotech as specifically set forth in this Agreement, Histogenics shall be solely responsible for any and all costs associated with the transfer of Manufacturing Technology to Histogenics. To facilitate the transfer, Histogenics shall pay to Angiotech **** per personnel work hour, plus reimbursement to Angiotech of all related and reasonable out-of-pocket expenses, for any personnel work hours of assistance required to facilitate the transfer of manufacturing. Angiotech shall be responsible for costs associated with the termination by Angiotech of the manufacture, storage and packaging of CT3 (including but not limited to any related severance payments to Angiotech employees). Histogenics may, at its election, hire Angiotech’s employees that are involved in the manufacture of CT3, provided that Histogenics has obtained the prior consent of Angiotech to contact specific employee(s), which consent shall not be unreasonably withheld.

(e) Supply Back. After the Manufacturing Technology has been successfully transferred to Histogenics, and in the event that Angiotech wishes to purchase CT3 at any time thereafter during the Term, the Parties agree that they will enter into a supply agreement, which will contain, in addition to the usual and customary turns contained in such agreements, the following;

(i) Histogenics agrees to supply CT3 to Angiotech ****; and,

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(ii) Histogenics agrees to supply CT3 to Angiotech for use in commercial products ****; and,

(iii) As provided for in Section 2.4(c) above, Histogenics shall be required to ****.

(f) Regulatory Responsibility and Compliance. Histogenics will be responsible for obtaining and maintaining any establishment licenses or permits that are required by the FDA or any non-U.S. regulatory authority as manufacturer of CT3. At such time as any manufacturing transfer to Histogenics has been completed, Histogenics will be granted access to all current regulatory filings and approvals applicable to the manufacture of CT3 and Histogenics will be given the right to reference any establishment licenses or permits as required by the FDA or any non-U.S. regulatory agency, as applicable or allowable, for the purpose of obtaining and maintaining regulatory approval to manufacture CT3 or use it with any Eligible Product.

(g) Clinical Studies. To the extent permitted by applicable law and regulations, the data and results obtained from any clinical studies conducted by Histogenics with respect to CT3 will be promptly shared with Angiotech and Angiotech shall be entitled to use such data for research and development purposes and to generate Improvements.

3.	Histogenics License Fees & Revenue Share.

3.1 License Fee. In consideration for the Histogenics License, Histogenics shall surrender to Angiodevice warrants to purchase from Histogenics, for an exercise price of **** per warrant, a number of common shares equivalent to **** of the common shares of Histogenics outstanding as of the Effective Date under the terms and conditions of the Warrant Agreement (the “Warrants”). The Warrant Agreement shall contain appropriate anti-dilution provisions to ensure that such Warrants are not diluted to less than **** by the next **** of equity investment. Thereafter, such Warrants shall be subject to dilution.

3.2 Revenue Share.

(a) Revenue Sharing. As further consideration for the Histogenics License, within thirty (30) days after the end of each Calendar Quarter during the Term, Histogenics shall pay to Angiotech **** for so long as Histogenic’s rights under this License are nonexclusive (“Revenue Share”). At any time prior to December 31, 2007, or, provided Angiotech has not granted any other party rights to the Licensed Technology within the Field, at any time thereafter, Histogenics can elect to convert this License to one of exclusivity within the Field or any portion thereof by giving notice to Angiotech, and in such event Histogenics shall thereafter pay **** of all Net

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Sales on those Eligible Products within the Field or portion thereof for which Histogenics elects to have exclusive rights to the Licensed Technology with respect thereto

(b) Obligation to Pay Revenue Share. The obligation on Histogenics to pay a Revenue Share to Angiodevice for Net Sales in a country as provided for in this Article 3 begins at the end of the Calendar Quarter within which the First Commercial Sale occurred in that country.

3.3 Non-Arm’s-Length Sales. On sales made in other than an arm’s-length transaction, the value of the Net Sales attributed under this Article 3 to such a transaction shall be that which would have been received in an arm’s-length transaction. Sales between and among Histogenics and its Affiliates and permitted sublicensees that are intended for resale shall not be included in Net Sales until those Eligible Products are sold to a third party by Histogenics or its Affiliate or permitted sublicensee.

3.4 Reporting of Histogenics Revenue Share. Histogenics shall deliver to Angiotech together with each Revenue Share payment under Section 3.2 a written Revenue Share report setting forth for the applicable Calendar Quarter at least the following information:

(a) The date of the First Commercial Sale in each country in the Territory;

(b) The number of Eligible Products sold, rented, leased or otherwise made available to third parties by or on behalf of Histogenics and its Affiliates and permitted sublicensees, reported on a country-by-country basis;

(c) Total gross sales amounts received for such Eligible Products by jurisdiction, including separate items for the value of any goods or services received in exchange for Eligible Products, and any additional amounts to be added to Net Sales pursuant to Section 3.3;

(d) Deductions applicable to determine Net Sales for such period by country;

(e) The amount of the Revenue Share due or, if no Revenue Share is due, a statement that no Revenue Share is due; and

(f) Such other information as may reasonably be requested by Angiotech.

Each Revenue Share report shall be certified as correct by the CFO of Histogenics and shall include a detailed listing of all deductions made to determine Net Sales and to calculate the Revenue Share payable hereunder.

3.5 Payment of Revenue Share. All Revenue Share for each Calendar Quarter due under this Article 3 are to be paid in Dollars and are due within thirty (30) days after the end of each Calendar Quarter. For conversion of foreign currency to Dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the

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payment is due. All payments shall be made by wire transfer to Angiotech’s account in accordance with such instructions as Angiotech may direct from time to time. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to Dollars shall be paid entirely by Histogenics. The Revenue Share report required by Section 3.4 shall accompany each such payment.

3.6 Late Payments. Interest will be assessed by Angiotech on any overdue payments at a rate of one percent (1%) per month, compounded monthly beginning on the due date of the applicable payment (an effective annual rate of 12.68 % per annum), or at such lower maximum rate permitted by law. The payment of such interest will not prevent Angiotech from exercising any other rights it may have as a consequence of the lateness of any payment.

3.7 Governmental Filings. Except for taxes based on Angiotech’s income, Histogenics will be solely responsible for determining if any tax on Net Sales and Revenue Share payments is owed to any governmental authority and shall pay any such tax and be responsible for all filings with appropriate governmental authorities related thereto.

3.8 Audit Rights. Histogenics shall maintain complete and accurate records of all of its operations, and shall cause its Affiliates and permitted sublicensees to maintain complete and accurate records of all of their respective operations, within the scope of this Agreement. Such records shall be retained by Histogenics and any permitted sublicensees for five (5) years following each reporting period (as described in Section 3.4), and Angiotech, at its expense, shall have the right to have a certified public accountant inspect such records at the offices of Histogenics and its Affiliates and permitted sublicensees, as applicable, at any time during such retention period upon one (1) week prior notice by Angiotech. In the event the examination shows an underpayment for any Calendar Quarter, Histogenics shall pay to Angiotech the amounts underpaid, together with interest charges pursuant to Section 3.6. Where the amount of any such underpayment is more than three percent (3%) for any Contract Quarter, Histogenics shall also reimburse Angiotech for the reasonable cost of conducting such examination.

4.	Histogenics Diligence Obligations.

4.1 Diligence Obligations. It is understood and acknowledged that part of the consideration for this License is Histogenics’s intention to bring one or more Eligible Products to market through a program for exploitation of the Licensed Technology and, once commercialized, thereafter to continue active, diligent marketing and sales efforts for Eligible Products throughout the life of this Agreement. Histogenics further agrees that it shall be obligated to ****.

4.2 Failure to Meet Diligence Obligations. In the event that Histogenics has not fulfilled the required obligation of Section 4.1, then Angiotech shall be entitled, at its discretion, to treat any such failure as a material breach in accordance with Section 8.2(a) of this Agreement.

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4.3 Progress Reports. Histogenics agrees to provide information reasonably required by Angiotech to evaluate Histogenics’ performance under this Agreement and to allow Angiotech to fulfill its obligations under any third party licenses. Angiotech and Histogenics shall be required to meet to discuss Histogenic’s progress on or before March 1 of each Calendar Year. This meeting shall take place at Angiotech’s office in Vancouver at a time to be determined by the Parties, but not later then March 1.

4.4 ****

5.	Other Obligations of Histogenics and Angiotech.

5.1 Regulatory Approvals. Histogenics shall be responsible for obtaining all Regulatory Approvals for its Eligible Products in all geographical areas which it, in its sole discretion, deems necessary or advisable, including funding all pre-clinical and clinical studies deemed by Histogenics to be necessary or advisable for obtaining Regulatory Approvals. Angiotech agrees to provide reasonable assistance upon request by Histogenics in the pursuit of Regulatory Approvals for Eligible Products, and Histogenics shall reimburse Angiotech for its reasonable expenses of providing such assistance. Histogenics agrees that it shall provide to Angiotech copies of all correspondence, including but not limited to submissions, between Histogenics (and its permitted sublicensees) and all Regulatory Authorities within **** after receipt or submission (as applicable) to the extent they relate to CT3.

5.2 Patent Applications and Foreign Filing. Angiotech shall file, prosecute and maintain in force any and all patents and patent applications included in the Licensed Patent Rights and any patent and patent applications related to any Improvements. The filing, prosecution and maintenance of patents and patent applications pursuant to this Section 5.2 shall be done through patent counsel selected by Angiotech. To the extent Angiotech has the right to do so, Angiotech will keep Histogenics reasonably informed of all significant patent matters relating to the Licensed Patent Rights and the Improvements within the Field as they relate to Eligible Products.

5.3 Press Releases. The Parties agree that the public announcement of the execution of this Agreement shall be in the form of a press release to be agreed upon by the Parties.

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Thereafter, Angiotech and Histogenics shall be free to use the information set forth in such press release in future public announcements. With respect to other public statements that reference the other Party hereto, including submissions to the Securities and Exchange Commission, Canadian Securities Administrators or stock exchange or market system on which its securities are listed, such statements shall be submitted to the referenced Party for review and approval, which approval shall not be unreasonably withheld or delayed.

5.4 Publications. The Parties agree that neither Party will publish or present the results of studies carried out that relate to CT3 without the opportunity for prior review and approval by the other, with such approval not to be unreasonably withheld, conditioned or delayed. The publishing Party shall provide the other Party with the opportunity to review any proposed abstracts, manuscripts or presentations (including information to be presented orally) covering information arising from the use of the Licensed Technology under this Agreement, and not previously disclosed, at least **** prior to the intended submission for publication or (if not to be submitted first for publication) presentation. Each Party agrees, upon written request from the other, that it will not submit any such abstract or manuscript for publication or to make such presentation until, (a) the publishing Party has removed any Confidential Information as requested by the other Party, or (b) the other Party is given a reasonable period of time to secure patent protection for any material in such publication or presentation which it believes is patentable.

5.5 Clinical Data. To the extent permitted by applicable law and regulations, Histogenics shall provide to Angiotech in a timely manner any and all Clinical Data related to CT3 generated by or on behalf of Histogenics or its permitted sublicensees within **** of the generation of any such Clinical Data.

6.	Representations and Covenants.

6.1 Representations and Warranties. Angiotech and Histogenics each represent and warrant to the other that:

(a) Organization & Power. It is a corporation duly organized and validly existing under the laws of its place of incorporation and has all requisite corporate power and authority to enter into this Agreement;

(b) Authorization. It is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to its obligations under any other agreement;

(c) Execution & Delivery. It has duly executed and delivered this Agreement, and

(d) Laws, Rules & Regulations. It shall and shall cause its Affiliates and permitted sublicensees to, comply with all laws, rules and regulations applicable to the

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performance of its obligations hereunder, including, to the extent applicable to such Party, the discovery, development, pre-clinical and clinical testing, manufacture, distribution, import, export and sale of the Eligible Product(s).

6.2 Angiotech Representations and Warranties. Subject to Section 6.3, Angiotech represents and warrants to Histogenics that as of the Effective Date, except as otherwise set forth on Exhibit A hereto:

(a) Angiotech Controls the Licensed Patent Rights free of any liens or encumbrances and such Licensed Patent Rights include all of the rights Controlled by Angiotech and all of its Affiliates related to CT3;

(b) As of the Effective Date, Angiotech warrants that it has no actual knowledge of (a) prior art or inequitable conduct that would invalidate the patents listed in Exhibit A or other rights granted hereunder, or (b) any patents or patent applications, claiming inventions by the inventors of the Licensed Technology, which are controlled by Angiotech or any of its Affiliates, that are not included on Exhibit A attached hereto.

(c) To the knowledge of the Senior Staff at Angiotech Parent, Angiotech and/or Angiotech Parent have not received any notice from any Person claiming to have any right, title or interest in or to the Licensed Patent Rights in the Field; and,

(d) Angiotech has not entered into, and is not aware of, any outstanding options, licenses or agreements relating to the Licensed Patent Rights for use in Eligible Products.

6.3 Disclaimer.

(a) ANGIOTECH DOES NOT WARRANT THE VALIDITY OF THE LICENSED PATENTS AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED TECHNOLOGY OR THAT THE LICENSED TECHNOLOGY MAY BE EXPLOITED BY HISTOGENICS AND ITS AFFILIATES AND PERMITTED SUBLICENSEES WITHOUT INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS. ANGIOTECH EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LICENSED TECHNOLOGY. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER FOR INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING LOSS OF PROFITS AND LOSS OR INTERRUPTION OF BUSINESS, PROVIDED HOWEVER THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.3 OF THIS AGREEMENT FOR THIRD PARTY CLAIMS WHICH MAY INCLUDE INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY AND OTHER TYPES OF DAMAGES.

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7.	Infringement, Indemnity and Insurance.

7.1 Notification.

(a) By Histogenics. With respect to any Licensed Patent Rights, Histogenics shall notify Angiotech in writing of any alleged or threatened infringement of such Licensed Patent Rights of which it becomes aware, and shall provide to Angiotech available evidence thereof.

(b) By Angiotech. With respect to any Licensed Patent Rights in the Field, Angiotech shall notify Histogenics in writing of any alleged or threatened infringement of such Licensed Patent Rights of which it becomes aware, and shall provide to Histogenics available evidence thereof.

7.2 Defense and Enforcement of Licensed Patent Rights.

(a) Defense of Declaratory Judgment Action. Angiotech shall be solely responsible, at its own expense, for defending any assertion of invalidity or unenforceability of the Licensed Patent Rights worldwide.

(b) Non-Litigation Actions. **** but not the obligation, to take actions to terminate alleged infringement identified pursuant to Section 7.1 without litigation (including the sole right to grant a license to the alleged infringer outside of the Field) with respect to Licensed Patent Rights.

(c) Litigation Actions. **** but not the obligation, to commence and control any Action, at its own expense. If Angiotech, in its sole discretion, elects to not take any Action against any alleged infringement of the Licensed Patent Rights, **** shall have the right to do so.

(d) Recoveries. Any damages or other recovery related to the Licensed Patent Rights, including compensatory and other non-compensatory damages or recovery actually received from a third party, shall belong **** unless the matter is pursued by **** pursuant to Section 7.2(c), above, in which event all damages and other recovery shall belong ****.

7.3 Indemnification.

(a) Histogenics Indemnity. Histogenics and each of its Affiliates and permitted sublicensees shall indemnify and hold Angiotech, its Affiliates, and their respective current and former officers, inventors, directors, employees, medical and professional staff, consultants, contractors and agents, and their respective successors, heirs and assigns, (“Angiotech Indemnitees”) harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys’ fees and expenses of litigation) and expense incurred, (a “Loss”) resulting from or imposed upon the Angiotech Indemnitees or any of them by any third party in

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

connection with any claims, suits, actions, demands or judgments, including claims for bodily injury or property damage, (i) relating to the use of the Licensed Technology and/or the development, manufacture, use, storage, handling, distribution or sale of any Eligible Product by or on behalf of Histogenics or its Affiliates or permitted sublicensees, or their respective employees, consultants, contractors and agents, (ii) due to a breach of this Agreement by Histogenics, its Affiliates or permitted sublicensees, or (iii) due to the negligence or willful misconduct of Histogenics, its Affiliates or permitted sublicensees or their respective employees, consultants, contractors and agents; provided, however, that the foregoing indemnity shall not apply to any Loss to the extent that such Loss was caused by negligent or willful misconduct, or a breach of this Agreement, by Angiotech or its Affiliates.

(b) Angiotech Indemnity. Angiotech shall indemnify and hold Histogenics and its Affiliates, and their respective current and former officers, inventors, directors, employees, medical and professional staff, consultants, contractors and agents, and their respective successors, heirs and assigns, (“Histogenics Indemnitees”) harmless from and against any and all Losses, resulting from or imposed upon the Histogenics Indemnitees or any of them by any third party in connection with any claims, suits, actions, demands or judgments, including any claim of bodily injury or property damage, (i) relating to the development, manufacture, use, storage, handling, distribution or sale of any product (other than Eligible Products) by Angiotech or its licensees or sublicensees (other than Histogenics and its Affiliates), (ii) due to a breach of this Agreement by Angiotech or its Affiliates, or (iii) due to the negligence or willful misconduct of Angiotech, its Affiliates or their respective employees, consultants, contractors and agents; provided, however, that the foregoing indemnity shall not apply to any Loss to the extent that such Loss was caused by negligent or willful misconduct, or a breach of this Agreement, by Histogenics or its Affiliates or permitted sublicensees.

(c) Claims Procedures. A Party entitled to be indemnified by the other Party (an “Indemnified Party”) pursuant to Section 7.3(a) or (b) hereof shall give written notice to the other Party (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided:

(i) that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting there from, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense (unless (A) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party; or (B) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the Indemnifying Party shall pay the reasonable fees and expenses of one law film serving as counsel for the Indemnified Party, which law film shall be subject to approval, not to be unreasonably withheld or delayed, by the Indemnifying Party);

CONFIDENTIAL TREATMENT REQUESTED

(ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that such failure to give notice did not result in prejudice to the Indemnifying Party or the Indemnifying Party’s insurer;

(iii) the Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which, (A) would result in injunctive or other relief being imposed against the Indemnified Party; or (B) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation; and

(iv) the Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing, and shall be reasonably required in connection with the defense of such claim or litigation resulting there from.

7.4 Insurance. Histogenics shall, at all times during the Term and until five (5) years after expiration of the last batch of Eligible Products sold or manufactured hereunder by or for Histogenics or its Affiliates, obtain and maintain at its own cost and expense, comprehensive commercial liability insurance, including, but not limited to, product liability and contractual liability insurance, and errors and omissions coverage, with respect to its activities hereunder from a reputable and financially secure insurance carrier. Such insurance shall be in such amounts and subject to such deductibles as the Parties may agree based upon standards prevailing in the industry at the time, but under no circumstances shall be less than, (a) prior to regulatory approval, the statutorily required minimum insurance level provided for in the jurisdiction in which the clinical trial or other research is being completed, and (b) after the First Commercial Sale in a country, the minimum that is customary in that country for similar products being sold in similar markets. Upon the written request of Angiotech, Histogenics shall provide copies of its Certificates of Insurance. Each policy will be endorsed to provide that the insurers will use reasonable efforts to give Angiotech, or its designee; not less than thirty (30) days prior written notice of any cancellation or material change in coverage. If Histogenics fails to place or maintain insurance as required under this Agreement, Angiotech or its designee may place and maintain such policy and all premium and other costs incurred by Angiotech or its designee shall be paid by Histogenics to Angiotech or its designee on demand.

8.	Term and Termination.

8.1 The term of this Agreement shall, subject to the early termination provisions specifically provided for herein, begin on the Effective Date and end upon the expiration date of the last to expire United States or foreign patent included in the Licensed Patent Rights, including any United States or foreign patents which become part of the Licensed Patent Rights after the date of this Agreement as provided for herein.

CONFIDENTIAL TREATMENT REQUESTED

8.2 Early Termination by Angiotech. Notwithstanding the foregoing, and subject to the limitations set forth below, Angiotech shall be entitled in the following circumstances to terminate this Agreement:

(a) Material Breach. In the event that Histogenics materially breaches this Agreement, Angiotech shall have the right, at its sole election, to terminate this Agreement upon thirty (30) days, or ten (10) days in the case of breach for non-payment, prior written notice to Histogenics; provided, however, that if Histogenics shall cure the breach or default within the thirty (30) or the ten (10) day period, as applicable, all such licenses and agreements shall continue in full force and effect.

(b) Insolvency, Bankruptcy. In the event that Histogenics files a petition in bankruptcy or if an involuntary petition shall be filed against it and such petition shall not be dismissed within sixty (60) days, or if it shall become insolvent or admit its inability to pay its debts when due, or if a receiver or guardian shall be appointed for it, then all licenses granted to such Party under this Agreement shall immediately terminate.

(c) Challenge of Licensed Patent Rights. During the Term, should Histogenics or any of its Affiliates or permitted sublicensees (or any of successor or assign thereof) challenge the validity of any Licensed Patent Rights, or support, directly or indirectly, any such challenge to any Licensed Patent Rights, Angiotech shall be entitled to terminate this Agreement upon thirty (30) days prior written notice to Histogenics.

(d) Histogenics Merger or Acquisition. Angiotech may, upon thirty (30) days written notice to Histogenics, terminate this Agreement throughout the Territory or on a country by country basis (to be determined at Angiotech’s sole discretion) if, (a) Histogenics is acquired or merges with a third party, and (b) the acquiring or merged-with third party or its Affiliate has developed or is marketing a Competitive Product prior to the acquisition of or merger with Histogenics, and (c) such acquisition or merger’s resulting or surviving entity fails to either continue to develop or to sell Eligible Product, at a level reasonably similar to the development or sale that was occurring prior to the acquisition or merger, during the six (6) month period following the acquisition or merger. If the acquiring or merged-with entity, or any of its Affiliates, has developed or is marketing a Competitive Product prior to the acquisition or merger, Histogenics shall notify Angiotech of its acquisition by or merger with such third party no later than twenty (20) days after the expiration of the six (6) month period following the acquisition or merger, and shall furnish information to Angiotech reasonably necessary for Angiotech to determine whether Eligible Products have been developed, made, used, sold, offered for sale, marketed, distributed, or imported by the surviving entity or Histogenics during the six (6) month period following the acquisition or merger.

(e) Notwithstanding Section 8.1(d), Angiotech shall not have the right to terminate this Agreement in the event that, (i) Histogenics states in the notice of acquisition or merger required herein that the resulting or surviving entity or its Affiliate(s), as applicable, has made a binding commitment to discontinue the development or marketing of the Competitive Product, as the case may be, or to divest itself of such Competitive Product, and (ii) the resulting

CONFIDENTIAL TREATMENT REQUESTED

or surviving entity, or its Affiliate(s), in fact discontinues development or marketing, as the case may be, or divests itself of such Competitive Product within twelve (12) months after the consummation of the acquisition or merger. Angiotech’s rights hereunder to give notice terminating this Agreement pursuant to this Section 8.1(d) shall lapse: (x) nine (9) months after the date of consummation of the acquisition or merger, or (y) three (3) months after Angiotech’s receipt of the aforementioned notice of acquisition or merger.

8.3 Early Termination by Histogenics. Notwithstanding the foregoing, and subject to the limitations set forth below, Histogenics shall be entitled in the following circumstances to terminate this Agreement:

(a) Material Breach. In the event that Angiotech materially breaches this Agreement, Histogenics shall have the right, at its sole election, to terminate this Agreement upon thirty (30) days, or ten (10) days in the case of breach for non-payment, prior written notice to Angiotech; provided, however, that if Angiotech shall cure the breach or default within the thirty (30) or the ten (10) day period, as applicable, all such licenses and agreements shall continue in full force and effect.

(b) Insolvency, Bankruptcy. In the event that Angiotech files a petition in bankruptcy or if an involuntary petition shall be filed against it and such petition shall not be dismissed within sixty (60) days, or if it shall become insolvent or admit its inability to pay its debts when due, or if a receiver or guardian shall be appointed for it, then all licenses granted to such Party under this Agreement shall immediately terminate.

(c) Upon Notice. At Histogenics’ election at any time upon at least one (1) year’s prior notice.

8.4 Accrued Obligations. Upon termination of this Agreement for any reason, each of Angiotech and Histogenics shall remain liable for those obligations that accrued with respect to such license prior to the effective date of the termination. Histogenics may, for a period of no longer than twelve (12) months after the effective date of the termination of the Histogenics License, complete and sell any or all Eligible Products that it can demonstrate were in the process of manufacture or in inventory on the effective date of the termination; provided, however, that Histogenics shall remain obligated to pay any applicable Revenue Share thereon as provided in this Agreement. Within thirty (30) days after receipt of notice of termination, Histogenics shall provide Angiotech with an accounting of Eligible Products then on hand and in process and its best estimate of when within the twelve (12) month period sales of such products will conclude. Angiotech shall then have the right, but not the obligation, to purchase the inventory of CT3 at the cost of such material to Histogenics.

9.	Dispute Resolution.

9.1 Negotiation of Parties. In the event of any dispute, claim or controversy arising out of or relating to the interpretation of any provision of this Agreement, to the performance of either Party under this Agreement or to any other matter under this Agreement, including any

CONFIDENTIAL TREATMENT REQUESTED

action in tort, contract or otherwise, at equity or law (a “Dispute”), either Party may at any time provide the other Party written notice specifying the terms of such Dispute in reasonable detail. As soon as practicable after receipt of such notice, the Chief Executive Officers of both Angiotech and Histogenics shall meet at a mutually agreed upon time and location for the purpose of resolving such Dispute. They shall engage in good faith discussions and/or negotiations for a period of up to thirty (30) days to resolve the Dispute or negotiate an interpretation or revision of the applicable portion of this Agreement which is mutually agreeable to both Parties, without the necessity of formal procedures relating thereto. During the course of such discussion and/or negotiation, the Parties shall reasonably cooperate and provide information that is not materially confidential in order so that each of the Parties may be fully informed with respect to the issues in the Dispute.

9.2 Arbitration. In the event any Dispute is not resolved pursuant to Section 9.1, then the same shall be submitted by the Parties to binding arbitration by a single arbitrator in Seattle, Washington in accordance with the AAA rules. The judgment rendered by the arbitrator shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy). Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge.

10.	General Provisions.

10.1 Remedies. The Parties acknowledge and agree that, in the event of a breach or a threatened breach by either Party of this Agreement for which it will have no adequate remedy at law, the other Party may suffer irreparable damage and, accordingly, shall be entitled to injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, without the necessity of posting any bond or surety, in addition to any other remedy they might have at law or at equity.

10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington in force therein without regard to its conflict of law rules. Subject to Article 9, each Party hereby irrevocably consents to the exclusive jurisdiction and venue of the courts of Washington in connection with any action or proceeding brought by either Party against the other Party arising out of or relating to this Agreement.

10.3 Confidentiality. It is contemplated that in the course of the performance of this Agreement each Party may, from time to time, disclose Confidential Information to the other. Each Party agrees that for the Term and for a period of five (5) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose, and will not use any Confidential Information except for the limited purposes set forth in this Agreement; provided, however, that no provision of this Agreement shall be construed to preclude such disclosure of Confidential Information as may be necessary or appropriate (a) to obtain from any governmental agency any necessary approval (subject to Section 5.6), (b) to file patent applications or obtain patents that are included in the Licensed Technology; provided, further,

CONFIDENTIAL TREATMENT REQUESTED

however, that the Party whose information is to be disclosed shall be notified as soon as possible and the Party that is being required to disclose such information shall, if requested by the Party whose information is to be disclosed, use reasonable good faith efforts, at the expense of the requesting Party, to assist in seeking a protective order (or equivalent) with respect to such disclosure or otherwise avoid making such disclosure. The receiving Party will take all precautions as are reasonably necessary to prevent unauthorized access to, reproduction, duplication, disclosure or use of the other Party’s Confidential Information and shall only disclose the Confidential Information of the other Party to those of its officers, directors and employees, or to officers, directors and employees of its Affiliates, on a “need to know basis” provided each such officer, director or employees agrees in favor of the disclosing Party to be bound by the same obligations of secrecy and confidentiality that the receiving Party is bound to under this Agreement and provides further that the receiving Party shall be directly responsible to the disclosing Party for any losses or damages suffered as a result of the breach of such obligations by the receiving Party’s directors, officers or employees.

10.4 Amendment and Waiver. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of any Party, its agents or employees, but only by an instrument in writing signed by an authorized officer of such Party. No waiver by either Party of any breach of this Agreement by the other Party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

10.5 Intellectual Property.

(a) Trademarks. During the Term, Histogenics shall have the right to market and advertise Eligible Products under their respective names, trademarks, trade names, labels, or other designations, provided however, that all packaging of CT3 included in the Eligible Products shall be marked with the trademark “****TM” (in a form to be provided by Angiotech, and as such trademark may be modified or substituted by Angiotech from time to time upon written notice to Histogenics). All respective names, trademarks, trade names, labels, or other designations used shall are, and the same shall remain, the property of their respective owners.

(b) Patents. Histogenics agrees to mark the CT3 or its packaging sold in the United States with all applicable U.S. patent numbers and similarly, when applicable, to indicate “Patent Pending” status. All CT3 manufactured in, shipped to, or sold in other countries shall be marked in such a manner as to protect and preserve the Licensed Patent Rights in such countries.

10.6 Independent Contractors. Each Party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between Angiotech and Histogenics do not constitute a partnership, joint venture, agency or contract of employment between them.

10.7 Assignment. Without limitation to the rights set forth in Section 8.2(d) and (e), this Agreement and Histogenics’ rights and obligations hereunder ****

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

****.

10.8 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.9 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the addressee at the addresses set forth below, or such other address as either Party May specify by notice sent in accordance with this section:

If to Histogenics:	Histogenics Corporation
100 Hospital Road
Malden, MA 02148
Attention: President
Fax: (781) 321-9763

With a copy to:	Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Attention: ****
Fax: (617) 856-8201

If to Angiotech:	Angiotech Biomaterials Corp.
1618 Station Street
Vancouver, BC, Canada V6A 1B6
Attention: Chief Business Officer
Fax: (604) 221-6915

With a copy to:	Angiotech Biomaterials Corp.
1618 Station Street
Vancouver, BC, Canada V6A 1B6
Attention: General Counsel
Fax: (604) 221-6915

10.10 Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The Parties agree that they will negotiate in good faith or will permit a court or arbitrator to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

10.11 Captions. Captions of the Sections and subsections of this Agreement are for reference purposes only and do not constitute teens or conditions of this Agreement and shall not limit or affect the tennis and conditions hereof,

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

10.12 Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a Section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

10.13 Entire Agreement. This Agreement and the Warrant Agreement including all exhibits to both contain the entire understanding of the Parties with respect to the transactions and matters contemplated hereby, including without limitation any licensing of the Licensed Technology, supersedes all prior agreements and understandings relating to the subject matter hereof, and no representations, inducements, promises or agreements, whether oral or otherwise, between the Parties not contained herein or incorporated herein by reference shall be of any force or affect.

10.14 Rules of Construction. The Parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be presumptively construed against any of them.

10.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of the Parties will have the same effect as original signatures. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

10.16 Survival. The following provisions shall survive the termination of this Agreement: Section 3.8, Article 7, Article 9, Section 8.4 and Section 10.3.

10.17 Compliance. The Parties shall comply fully with all applicable laws and regulations in connection with their respective activities under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the Effective Date.

ANGIOTECH BIOMATERIALS CORP.		ANGIODEVICE INTERNATIONAL GmbH

By:	/s/ Thomas Bailey	By:	/s/ Hans Peter Weber	/s/ Jürg Dannecker

Name:	Thomas Bailey	Name:	Hans Peter Weber	Jürg Dannecker

Title:	VP BD	Title:	Managing Director	Managing Director

Date:	06/08/05	Date:	24 June 2005	24 June 2005

HISTOGENICS CORPORATION

By:	/s/ Laurence J Berlowitz Tarrant

Name:	Laurence J Berlowitz Tarrant

Title:	President

Date:	15 July 2005

EXHIBIT A

Licensed Patent Rights

CONFIDENTIAL TREATMENT REQUESTED

ANGIOTECH PATENT SCHEDULE
PATENT FAMILY	ANPI REF. #	PATENT NUMBER	TITLE	DATES	INTERNATIONAL PATENTS AND APPLICATIONS (PER PATENT FAMILY)
****	****	****	****	****	****
		****	****	****
		****	****	****
		****	****	****
		****	****	****
****	****	****	****	****	****
		****	****	****

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1

CONFIDENTIAL TREATMENT REQUESTED

ANGIOTECH PATENT SCHEDULE
****	****	****	****	****	****
		****	****	****
		****	****	****
		****	****	****
		****	****	****
		****	****	****
		****	****	****
		****	****	****
		****	****	****
		****	****	****
		****	****	****
****	****	****	****	****
****	****	****	****	****

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

Warrant Agreement

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT

to purchase shares of common stock of

HISTOGENICS CORPORATION

Warrant No. CS-1

Effective Date:	May 12, 2005
Expiration Date:	May 11, 2010

This certifies that ANGIODEVICE INTERNATIONAL GmbH, a corporation organized and existing under the laws of Switzerland, with principal offices at Dammstrasse 19, Postfach, CH-6301 Zug, Switzerland, or their transferees or assigns (collectively, the “Holder”) for the agreed upon value of and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, shall be entitled to purchase from HISTOGENICS CORPORATION, a corporation organized and existing under the laws of Massachusetts, with principal offices at 100 Hospital Road, Malden, MA 02148 (the “Company”), **** fully paid and nonassessable shares of the Company’s Common Stock (the “Common Stock”) which represent **** of the fully diluted equity securities (inclusive of but not limited to all classes of common stock, preferred stock and any outstanding stock options or restricted stock) issued and outstanding as of the Effective Date as defined in the License Agreement (as defined below) for cash at a price of **** per share (the “Exercise Price”) at any time, or from time to time, up to and including 5:00 p.m. Pacific time on the Expiration Date, upon the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed, a Subscription Form in substantially the form attached hereto as Exhibit A duly filled in and signed and, as applicable, upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, or the surrender of the right to acquire the number of shares of Common Stock determined in accordance with Section 1.2. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

The Warrant is being issued pursuant to the License Agreement between the Company and the Holder dated as of May 12, 2005 (the “License Agreement”). This Warrant is referred to as the “Warrant” in the License Agreement.

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

The number of shares of Common Stock shall be subject to increase based on the sale of the next **** of equity securities by the Company as provided for in the License Agreement. Upon the occurrence of such event, this Warrant shall be cancelled and replaced with a new warrant of like tenor reflecting the additional shares of Common Stock which this Warrant entitles the Holder to purchase.

This Warrant is subject to the following terms and conditions:

1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

1.1 General. This Warrant is exercisable at the option of the holder of record hereof at any time, or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share), which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant, properly endorsed, the completed and executed Form of Subscription and appropriate payment for such shares shall have each been delivered to the Company at its principal place of business. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised, and in any event, within five (5) business days of such exercise. In case of a purchase of less than all the shares which may be purchased under this .Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof

2. SHARES TO BE FULLY PAID; RESERVATION OF SHARes. The Company covenants and agrees that all shares of Common Stock which may be issued upon the proper exercise of the rights represented by this Warrant and payment of the Exercise Price will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Exercise Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of

2

Common Stock Warrant

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

all options and upon the conversion of all convertible securities and other equity purchase rights then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company’s Articles/Certificate of Incorporation (the “Company Charter”).

3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

3.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares (by reverse stock split or otherwise), the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

3.2 Dividends in Common Stock, Other Stock, Property, Reclassification. If at any time or from time to time the Holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b) any cash paid or payable otherwise than as a cash dividend, or

(c) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above), then, and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

3.3 Reorganization, Consolidation, Merger or Sale. If any recapitalization or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other

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transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

3.4 Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

3.5 Notices of Change.

(a) Upon any adjustment in the number or class of shares subject to this Warrant and/or of the Exercise Price, the Company shall give reasonable written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) The Company shall give written notice to the Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

(c) The Company shall also give written notice to the Holder at least 10 business days prior to the date on which an Organic Change shall take place.

4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant being exercised.

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5. CLOSING OF BOOKS. The Company will not unreasonably close its transfer books in any manner which interferes with the timely exercise of this Warrant.

6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

7. WARRANTS NOT TRANSFERABLE. This Warrant is not transferable, in whole or in part without the prior written consent of the Company, except as otherwise specifically provided for herein.

8. REGISTRATION RIGHTS. The Holder has the right to cause the Company to register the Common Stock issued upon exercise hereof, under the Securities Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in this Section 8.

8.1 Registrable Securities. As used herein the term “Registrable Security” means the shares of Common Stock, and any shares issued upon any stock split or stock dividend in respect of such shares of Common Stock; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for subsequent public distribution of such security under Rule 144(k) promulgated under the Securities Act or otherwise, or (iii) it is no longer held by the Holder. The term “Registrable Securities” means any and/or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 8.

8.2 Piggyback Registration. In the event that the Company proposes to prepare and file any new registration statement or post-effective amendments with the intent of issuing a public offering (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) (for purposes of this Section 7, collectively, the “Registration Statement”), it will give written notice of its intention to do so by certified mail, return receipt requested (“Notice”), at least thirty (30) business days prior to the filing of each such Registration Statement, to the Holder. Upon the written request of the Holder, made within twenty (20) business days after receipt by the Holder of the Notice, that the Company include any of the Holder’s Registrable Securities in the proposed Registration Statement, the

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Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register (“Piggyback Registration”); at the Company’s sole cost and expense and at no cost or expense to (except as provided in Section 8.3(a) hereof). If the Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Common Stock in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

If a Registration Statement under which the Company gives notice under this Section 8.2 is for an underwritten offering, then the Company shall so advise the Holder. In such event, the right of the Holder’s Common Stock to be included in a registration pursuant to this Section 8.2 shall be conditioned upon Holder’s participation in such underwriting and the inclusion of Holder’s Common Stock in the underwriting. If Holder proposes to distribute any Common Stock through such underwriting, Holder shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting.

Notwithstanding the provisions of this Section 8.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 8.2 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

8.3 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

(a) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the Holder) in connection with all Registration Statements including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses.

(b) The Company will use its reasonable best efforts to take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holder.

(c) To the fullest extent permitted by law, the Company will indemnify and hold the Holder harmless against any losses, claims, damages, or liabilities to which it may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading,

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or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and the Company will reimburse the Holder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to it expressly for use in connection with such registration by the Holder.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party; and provided further, that if there is more than one indemnified party, the indemnifying party shall pay for the fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, unless representation of an indemnified party by the counsel retained by the other indemnified parties would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

(e) In the event that the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to,’ among other things, whether the untrue or alleged

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untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity that is not found to have been guilty of such fraudulent misrepresentation.

9. FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Articles and Bylaws. The Company has made available to Holder true, complete and correct copies of the Company Charter and Bylaws, as amended, through the date hereof.

(b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Warrant is not inconsistent with the Company Charter or Bylaws and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for any filing required by applicable federal and state securities laws, which filing will be effective by the time required thereby.

10. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. The Warrant and the Common Stock issuable upon exercise of the Warrant will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption pursuant to the 1933 Act.

(b) Private Issue. The Holder understands (i) that the Warrant and the Common Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof pursuant to Section 4(2) of the 1933 Act and any applicable state securities laws, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

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(c) Disposition of Holders Rights.: In no event will the Holder make a disposition of the Warrant or the Common Stock issuable upon exercise of the Warrant unless and until (i) the Company shall have approved of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or the Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e) Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the “1934 Act”), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the Warrant, or (ii) the Common Stock issuable upon exercise of the Warrant, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Warrant or the Common Stock issuable upon exercise of the Warrant which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

(f) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the 1933 Act, as presently in effect.

11. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

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12. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by an established overnight service provider (e.g., Federal Express), or registered or certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other in accordance with this Section.

13. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

14. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

15. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

16. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized.

Dated: May 12, 2005	HISTOGENICS CORPORATION

(Corporate Seal)	By:	/s/ Laurence Berlowitz
	Name:	Laurence Berlowitz Tarrant, Ph.D.
	Title:	President

Attest:

/s/ Laurence J B Tarrant
Secretary

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EXHIBIT A

Subscription Form

To:	Date:

The undersigned hereby subscribes for                  shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name:
Address:

[OR]

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase                  shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name:
Address:

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